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                                                                     EXHIBIT 5.9

                            [HALE AND DORR LLP LOGO]
                                COUNSELORS AT LAW

                                  haledorr.com
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - FAX 617-526-5000


                                        February 20, 2004

Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont 05701

     Re:  REGISTRATION STATEMENT ON FORM S-4

Dear Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance and exchange of up to $45,000,000 original principal amount of 9.75% Senior Subordinated Notes Due 2013 (the "New Notes"), of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), and the guarantees of the obligations represented by the New Notes (the "Guarantees" and, together with the New Notes, the "Securities") by certain subsidiaries of the Company (such entities, collectively, the "Guarantors").

     The Securities are to be issued pursuant to an Indenture, dated as of January 24, 2003, as supplemented by the First Supplemental Indenture, dated as of February 2, 2004 (the "Supplemental Indenture") and as further supplemented and amended from time to time (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The Securities are to be issued in an exchange offer (the "Exchange Offer") for a like aggregate original principal amount of 9.75% Senior Subordinated Notes Due 2013 currently outstanding (the "Old Notes") in accordance with the terms of an Exchange and Registration Rights Agreement, dated as of February 2, 2004 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Purchasers (as defined therein), which is filed as Exhibit 4.3 to the Registration Statement.

     Solely for the purpose of furnishing this opinion, we are acting as special counsel for KTI, Inc. and KTI Environmental Group, Inc., each a New Jersey corporation (the "New Jersey Guarantors"), Casella Waste Management of Pennsylvania, Inc., a Pennsylvania corporation (the "Pennsylvania Guarantor") and North Country Environmental Services, Inc., a Virginia corporation (the "Virginia Guarantor"), in connection with the issuance by the New Jersey Guarantors, the Pennsylvania Guarantor and the Virginia Guarantor of the Guarantees. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Registration Rights Agreement, the Indenture, the Supplemental Indenture, resolutions adopted by the board of directors of each of the New Jersey

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Casella Waste Systems, Inc.
February 20, 2004
Page 2

Guarantors, the Pennsylvania Guarantor and the Virginia Guarantor, as provided to us by the New Jersey Guarantors, the Pennsylvania Guarantor and the Virginia Guarantor, respectively, the articles of incorporation and by-laws of each of the New Jersey Guarantors, the Pennsylvania Guarantor and the Virginia Guarantor, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We express no opinion herein with respect to matters governed by any laws other than the state laws of (i) the State of New Jersey, with respect to the New Jersey Guarantors, (ii) the State of Pennsylvania, with respect to the Pennsylvania Guarantor, and (iii) the Commonwealth of Virginia, with respect to the Virginia Guarantor.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. Each of the New Jersey Guarantors, the Pennsylvania Guarantor and the Virginia Guarantor has duly authorized, executed and delivered each of the Indenture and the Supplemental Indenture; and

          2. Each of the New Jersey Guarantors, the Pennsylvania Guarantor and the Virginia Guarantor has duly authorized the execution and delivery of its Guarantee.

     It is understood that this opinion is to be used only in connection with the offer and exchange of the Securities while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ Hale and Dorr LLP

                                            HALE AND DORR LLP